Statement Pursuant to Section 906 of Sarbanes-Oxley Act of 2002

The undersigned, Richard Rubin, CEO, CFO and Chairman of Peregrine Industries, Inc, a Florida corporation, hereby makes the following certification as required by Section 906(a) of the Sarbanes-Oxley Act of 2002, with respect to the following of this report filed pursuant to Section 15(d) of the Securities Exchange Act of 1934: Quarterly Report on Form 10-Q for the period ended March 31, 2013.

The undersigned certifies that the above quarterly report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, and information contained in the above report fairly presents, in all respects, the financial condition of Peregrine Industries, Inc. and results of its operations.

Date: July 1, 2013
/s/ Richard Rubin
CEO, CFO and Chairman